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                                                                      EXHIBIT 21



                          SUBSIDIARIES OF THE COMPANY
                           (AS OF DECEMBER 31, 1996)


                                                                                               STATE OF
NAME OF CORPORATION                                                                          INCORPORATION
-------------------                                                                          -------------
NEWSPAPER PUBLISHING:

The Dallas Morning News, Inc.                  d/b/a The Dallas Morning News                  Delaware
Owensboro Messenger-Inquirer, Inc.                                                            Delaware
Bryan-College Station Eagle, Inc.                                                             Delaware

TELEVISION BROADCASTING:

Great Western Broadcasting Corp.               d/b/a KXTV, Channel 10                         Delaware
KHOU-TV, Inc.                                  d/b/a KHOU, Channel 11                         Delaware
KOTV, Inc.                                     d/b/a KOTV, Channel 6                          Delaware
Third Avenue Television, Inc.                  d/b/a KIRO, Channel 7                          Delaware
WFAA-TV, Inc.                                  d/b/a WFAA, Channel 8                          Delaware
WVEC Television, Inc.                          d/b/a WVEC, Channel 13                         Delaware
WWL-TV, Inc.                                   d/b/a WWLL, Channel 4                          Delaware
Blue Ridge Tower Corporation                                                                  Texas
Hill Tower, Inc.                                                                              Texas
Transtower, Inc.                                                                              California
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Except as noted below, all of the subsidiaries are wholly-owned subsidiaries of the Company.  The Company through wholly-owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc.; 50% of the outstanding common stock of Blue Ridge Tower Corporation; and 33 1/3% of the outstanding common stock of Transtower, Inc.